SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 10, 2005

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code  +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

On November 10,  2005, deCODE genetics, Inc. issued the following press release:

“deCODE Describes Genetic Risk Factor for Heart Attack Conferring Particularly High Risk in African Americans

Major discovery with rapid applicability to the development of new medicine

Reykjavik, ICELAND, November 10, 2005 – A paper by a deCODE-led team of scientists published today presents the discovery of a gene variant conferring increased risk of myocardial infarction, or heart attack. The link between the variant of the gene encoding the leukotriene A4 hydrolase (LTA4H) and increased risk of heart attack, first made in Iceland, was confirmed in studies of three cohorts in the United States. In Icelanders and in Americans of European origin the at-risk version of the gene is quite common and confers a moderate increase in risk of the disease. The variant occurs much less frequently in African Americans but more than triples the risk of heart attack. The paper, entitled ‘A variant of the gene encoding leukotriene A4 hydrolase confers ethnic specific risk of myocardial infarction,’ is published today in the online edition of Nature Genetics at www.nature.com/ng, and will appear in the January print edition.

“This is an important discovery with immediate relevance to improving health. It confirms the importance of the leukotriene pathway in mediating susceptibility to heart attack and provides a means of directing new medicine to those at particularly elevated risk. We are now preparing a Phase III clinical trial of a compound aimed at reducing the risk of heart attack by correcting the biological perturbation caused by the gene variants we have discovered. By weaving these findings into the design of our Phase III trial, we may be able to swiftly translate this discovery into benefit for patients. At the same time, we are looking at how to make available to African Americans a diagnostic test for the at-risk variant. This could be used to help people at risk to work with their doctors to develop prevention strategies aimed at minimizing the likelihood of suffering a heart attack,” said Kari Stefansson, CEO of deCODE and senior author on the study.

The study builds upon deCODE’s previously published work linking variants of the gene encoding the five lipoxygenase activating protein (FLAP) to increased risk of heart attack. The at-risk variants of the FLAP gene appear to contribute to the risk of heart attack by upregulating the production of leukotriene B4 (LTB4). Higher production of LTB4, an important modulator of inflammatory response, may increase the propensity of atherosclerotic plaques to rupture, the event directly preceding most heart attacks.

The LTA4H enzyme acts downstream in the leukotriene pathway from FLAP, and is directly involved in the synthesis of LTB4. To search for variants in the LTA4H gene that might confer risk of heart attack, the deCODE team analyzed a set of single-base variations, or SNPs, in the gene encoding the LTA4H in more than 2000 patients and controls in Iceland. The haplotype, or version of the gene, defined by these markers and referred to as HapK, was found to correlate with a 40% greater risk of heart attack in Icelandic patients with a history of other cardiovascular disease such as stroke or peripheral artery disease.

To study the significance of this variant in the United States, HapK was analyzed in more than 3000 individuals in study cohorts at the Cleveland Clinic in Ohio, Emory University in Atlanta,

and the University of Pennsylvania in Philadelphia. Overall, among participants self-identified as being of European ancestry, 27% of control subjects carried one or more copies of HapK, compared to 31% of heart attack patients, corresponding to a 16% increase in risk. Among participants self-idenitified as African American, HapK was carried by 6% of controls and 20% of patients, representing more than 250% increase in risk.

The authors note that the higher relative risk conferred by HapK in African Americans is likely due to interaction between HapK and other genetic or environmental risk factors for heart attack which are not yet well understood. An analysis of the prevalence of HapK and other genetic markers in Icelanders, Nigerian Yorubans and in the U.S. study cohorts points to the likelihood that its occurrence in African Americans is due to European admixture. If so HapK would be relatively new in the African American population, reducing time for the evolution of other genetic factors that might mitigate the risk conferred by HapK, as may well have occurred in European populations in which HapK has been present long enough to have become very common.

In its drug development programs for the prevention of heart attack, deCODE is currently preparing a Phase III clinical trial for DG031, an inhibitor of FLAP. At its medicinal chemistry group in Chicago, the company has developed an inhibitor of LTA4H.

About deCODE genetics

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission.  deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: November 14, 2005